Exhibit 10.5

STOCK AGREEMENT

GRANTED TO:

DATE OF GRANT:

GRANTED PURSUANT TO: CTI Group (Holdings) Inc. Stock Incentive Plan

NUMBER OF SHARES:

VESTING SCHEDULE:

1. This Stock Agreement (the “Agreement”) is made and entered into as of (the “Date of Grant”) between CTI Group (Holdings) Inc. (the “Company”) and , as a participant (the “Participant”) in CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

2. The Participant is granted shares of Class A Common Stock of the Company (the “Stock”). The Stock is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan and this Agreement. This grant of Stock will vest according to the vesting schedule set forth above.

3. The Stock granted hereunder shall be promptly issued and evidenced by a certificate or certificates for such shares issued in the Participant’s name or by book entry at the Company’s option. The Participant shall thereupon have all the rights of a stockholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them; provided, however, that the shares shall be subject to the restrictions on transferability as set forth in Paragraphs 5 and 6 below. Unless as otherwise provided in this Paragraph 3, the Company shall hold the certificate or certificates for such shares until the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below. The Company may, in its sole discretion and at any time prior to the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below, require (i) that the stock certificate or certificates representing such shares shall be imprinted with a legend stating that the shares represented thereby are the restricted shares subject to the terms and conditions of this Agreement and, as such, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and if the Company makes such requirement, then each transfer agent for the Common Stock shall be instructed to like effect with respect to such shares, and/or (ii) that the Participant shall, upon receipt of the certificate or certificates therefor, deposit such certificate or certificates together with a stock power or other like instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Company, which may be the Company, under a deposit agreement containing such terms and conditions as the Company shall approve, with the expenses of such escrow to be borne by the Company.

4. If under Section 10 of the Plan the Participant, as the owner of the shares of the Stock, shall be entitled to new, additional or different shares of stock or securities, (i) the Company may require that the certificate or certificates for, or other evidences of, such new, additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be imprinted with a legend as provided in Paragraph 3 above, be deposited by the Participant under the deposit agreement provided for therein, and (ii) such certificate or certificates for, or other evidences of, such new, additional or different shares or securities shall be subject to the restrictions on transferability as provided in Paragraphs 5 and 6 below.

5. The shares of the Stock shall be subject to restrictions on transferability. Subject to Paragraph 7 below, such restrictions shall be removed from such shares according to the vesting schedule set forth above. Notwithstanding anything contained in this Agreement to the contrary, all shares of the Stock shall become fully vested immediately upon the occurrence of the Change in Control of the Company in accordance with Section 11 of the Plan.

6. During the period when the Stock is subject to the restrictions on transferability, none of the shares of the Stock subject to such restrictions shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of any shares of the Stock in any such manner shall result in the immediate forfeiture of such shares and any other shares then held by the Company or the designated escrow agent on the Participant’s behalf.

7. In the event of the termination of the employment of a Participant who is employed by the Company or any of its Subsidiaries, the Participant’s shares of the Stock shall vest or be forfeited, as applicable, in accordance with Section 12 of the Plan.

8. By Obligor’s or Holder’s acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant.

9. If the Company, in its sole discretion, shall determine that it is necessary to comply with applicable securities laws, the certificate or certificates representing any shares delivered to the Participant under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

10. The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to this Agreement, (i) that Obligor or Holder takes the shares for Obligor’s or Holder’s own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

11. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, as applicable, the provisions of the latter shall prevail.

12. This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the employment of a Participant who is employed by the Company or any of its Subsidiaries, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries. This Agreement shall be governed by and construed in accord with the laws of the State of Delaware, excluding principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

CTI Group (Holdings) Inc.
By:
Name:
Title:

ACCEPTED:

By:
[Insert the name of the Participant]